EXHIBIT 99.1


Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                     FOR IMMEDIATE RELEASE
         (301) 468-3130


                      AIM 85 DECLARES MONTHLY DISTRIBUTION
                        FOR APRIL OF 10.5 CENTS PER UNIT

                Includes Mortgage Proceeds of 7.5 Cents Per Unit


                          ----------------------------


     ROCKVILLE, MD, April 21, 2003 -- (AMEX/AII) The general partner of American Insured Mortgage Investors - Series 85, L.P. (AIM 85) today declared the monthly distribution for April 2003 in the amount of 10.5 cents per unit. Holders of record on April 30, 2003, will receive this amount as part of the second quarter distribution which will be paid on August 1, 2003.

The April distribution of 10.5 cents per unit includes the following:

-    3 cents per unit regular cash flow; and

- 7.5 cents per units mortgage proceeds due to the prepayment of the mortgage on Stonebridge Apartments.

     Record dates for the AIM 85 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.